                                                                     Page 1 of 2
                                                                     Exhibit(11)

                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                           Three Months Ended March 31,
                                          ----------------------------------------------------------------
                                                        1999                              1998
                                          -------------------------------   ------------------------------
                                           Shares     Amount      EPS        Shares     Amount      EPS
                                          ---------- ---------  ---------   ----------  --------  --------
Net income (loss)                                       $ (29)                             $  19

Preferred stock dividend
     requirements                                          (1)                                (1)
                                                        ------                             -----
                                                        $ (30)                             $  18
                                                        ======                             =====
Weighted average share base:
     Shares issued                          105,488                           105,319
     Shares repurchased pursuant to share
          repurchase program                 (5,512)                           (5,512)
                                          ----------                        ----------
                                             99,976                            99,807
                                          ==========                        ==========

     BASIC EARNINGS PER SHARE                                       $ (0.30)                        $  0.19
                                                                    =======                         =======

                                                                   Page 2 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                Calculation of Dilutive Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                   Three Months Ended March 31,
                                                  ----------------------------------------------------------------
                                                               1999                              1998
                                                  ------------------------------   -------------------------------
                                                    Shares     Amount      EPS        Shares     Amount     EPS
                                                  ---------- ---------  --------   ----------- --------- ---------
Net income                                                      $ (29)                             $ 19

Preferred stock dividend
     requirements                                                  (1)                               (1)
                                                                -----                              -----
                                                                  (30)                               18
Weighted average share base:
     Shares issued                                  105,488                           105,319
     Shares repurchased pursuant to share
          repurchase program                         (5,512)                           (5,512)

Common Stock equivalent shares resulting from
     outstanding Series A Warrants, Stock Options
     and Restricted Stock                               (A)                               155
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                                    (A)         -                     (A)         -
                                                     ------     -----                  ------      -----
                                                     99,976     $ (30)                 99,962      $ 18
                                                     ======     =====                  ======      ====

DILUTED EARNINGS PER SHARE                                                 $ (0.30)                         $  0.19
                                                                          ========                          =======

(A) Addition of these shares would result in antidilution.